UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

EXELIS INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 790-6300

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 25, 2012 Christopher C. Bernhardt, former Executive Vice President, Exelis Inc. and former President of its Electronic Systems division retired from Exelis Inc. (the “Company”). On July 10, 2012, the Company and Mr. Bernhardt entered into a Separation Agreement and Complete Release of Liability (the “Separation Agreement”) (subject to a seven day rescission period) setting forth the terms and conditions of his retirement from employment with Exelis Inc. The following summary of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Under the Separation Agreement, and subject to the terms and conditions set forth in those documents, the Company and Mr. Bernhardt have agreed to, among other items, the following:

Severance Pay — Mr. Bernhardt will be eligible for 20 months of severance payments under the terms of the Company’s Senior Executive Severance Pay Plan at his present base salary rate of $420,000 per year, paid pursuant to normal bi-weekly payments. Except as specifically set forth for purposes of the various benefit, equity and incentive plans discussed in the Separation Agreement, Mr. Bernhardt’s severance end date will be deemed to be the earlier of (i) February 25, 2014 or (ii) the date he engages in any disqualifying conduct as provided in the Separation Agreement.

Non-Competition and Non-Solicitation — Mr. Bernhardt agrees that beginning June 25, 2012 and for a period of one year during which time he receives severance payments he will not perform any work, directly or indirectly, for certain businesses deemed to be in competition with the Company, nor will he engage in certain solicitation of customers or clients, all as more particularly described in the Separation Agreement.

Bonus — Mr. Bernhardt will receive a single, lump-sum payment of $250,000, subject to normal tax withholding, to be paid in March 2013, subject to compliance with the Special Retention and Employment Compensation Terms memorandum and Non-Competition and Non-Solicitation Agreement both executed on August 11, 2010.

Long-Term Incentive Awards – All outstanding long-term incentive awards will be treated in accordance with the applicable plans, terms and conditions of each award.

Release — The Separation Agreement includes a general release by Mr. Bernhardt of the Company and certain other parties, including the Company’s affiliated companies and its and their employees, administrators, fiduciaries, agent, officers and agents, from all claims which Mr. Bernhardt may have arising out of or relating to his employment with the Company or the termination of that employment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Christopher C. Bernhardt Separation Agreement and Complete Release of Liability

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exelis Inc.

By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar
Its: Assistant Secretary

Date: July 10, 2012